Exhibit 10.1

LOAN AND SECURITY AGREEMENT NO. 1438-002

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of June 11, 2018 (the “Effective Date”), by and between RAMACO RESOURCES, LLC, a Delaware limited liability company with its principal place of business at 250 West Main Street, Suite 1800, Lexington, KY 40507 (“Debtor”), and MAXUS CAPITAL GROUP, LLC, a Delaware limited liability company with its principal place of business at 959 W. St. Clair Ave., Suite 200, Cleveland, Ohio 44113-1298 (together with its successors and permitted assigns, “Secured Party”).

RECITALS

Debtor desires to obtain, and Secured Party is willing to extend to Debtor, a loan in the original principal amount of Seven Million and No/100 Dollars ($7,000,000.00) (the “Loan”). As a condition to making the Loan, Secured Party requires that the obligations of Debtor be secured by a first priority security interest in certain personal property more specifically described in Exhibit A to this Agreement and Section 3 below.

SECTION 1.     Promise to Pay the Loan.

(a)     Upon the terms and subject to the conditions hereof, Secured Party shall loan to Debtor, and Debtor shall borrow from Secured Party, Seven Million and No/100 Dollars ($7,000,000.00), which loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit B (as amended, restated, supplemented or otherwise modified from time to time, the “Note”). Debtor shall execute and deliver the Note to Secured Party simultaneously with Debtor’s execution and delivery of this Agreement.

(b)     Interest shall accrue on the principal amount of the Loan at a rate equal to the greater of (i) the sum of the 1-Month London Interbank Offered Rate (“LIBOR”), based on U.S. dollar, as such LIBOR is published from time to time as “Libor 1 Month” in http://www.wsj.com/mdc/public/page/2_3020-libor.html, plus six and nine tenths percent (6.9%), fluctuating, or (ii) eight and one-half percent (8.5%) per annum. LIBOR will be determined on the first business day of each month. Debtor shall, subject to the terms hereof, repay the Loan as set forth in the Note, or in full upon the acceleration of the Loan following an Event of Default hereunder.

SECTION 2.     Prepayment.

Debtor shall have the right to prepay the Loan at any time during the term of the Loan in whole, but not in part. In the event Debtor elects to prepay the Loan, then Debtor shall pay Secured Party the outstanding principal, all accrued but unpaid interest on the outstanding principal amount and any other charges or amounts then due and payable under the Note or this Agreement, but no prepayment premium.

SECTION 3.     Security Interest.

(a)     In consideration of the Loan evidenced by the Note, and to secure the payment of the Note and all other indebtedness, obligations and liabilities of Debtor to Secured Party now existing or hereafter arising, directly or indirectly, under this Agreement or otherwise (collectively, the “Obligations”), Debtor does hereby:

(i)     Assign and grant to Secured Party a security interest in the personal property listed on the attached Exhibit A and all replacement parts, repairs, accessories, accessions, attachments and appurtenances appertaining or attached to any of such personal property, whether now owned or hereafter acquired, and all substitutions, renewals, replacements and improvements thereof or thereto (collectively, the “Equipment”).

(ii)     Assign and grant to Secured Party a security interest in all proceeds of any of the foregoing. “Proceeds” shall include, without limitation, all proceeds of sale and any other conversion of any of the above described Equipment into cash or liquidated claims, voluntarily or involuntarily, including insurance proceeds and condemnation awards.

All of the foregoing may be referred to collectively as the “Collateral.”

(b)     By its execution and delivery of this Agreement, Debtor hereby authorizes Secured Party to file financing statements or take any other action required to perfect Secured Party’s security interests in the Collateral, without notice to Debtor, with all appropriate jurisdictions to perfect or protect Secured Party’s security interest or rights under this Agreement.

SECTION 4.     Application of Loan Payments.

(a)     Payments Received During the Note Term. So long as no Event of Default shall have occurred and be continuing, each payment under the Note received by Secured Party shall be applied first, to the payment of any fees or other charges then due and payable to Secured Party under the Note or this Agreement; second, to the payment of principal and interest on the Note (and in each case first to interest and then to principal) which have matured or will mature on or before the due date, and third, the balance, if any, shall be applied to the outstanding principal balance of the Note.

(b)     Application after Default. If an Event of Default has occurred under this Agreement or the Note, all amounts received by Secured Party or otherwise from the Collateral shall be applied in the manner provided in Section 9 hereof.

SECTION 5.     Representations and Warranties of Debtor. Debtor represents and warrants to Secured Party that as of the date hereof:

(a)     The exact legal name of Debtor is as set forth in the preamble of this Agreement, and Debtor is located in the State of Delaware, for purposes of Article 9 of the Uniform Commercial Code (“UCC”), as adopted and in effect in the State of Ohio. The Debtor has not changed its name or jurisdiction of its organization during the five (5) years preceding this Agreement.

(b)     Debtor has good title to the Equipment, free and clear of all security interests, liens, claims and encumbrances whatsoever, except for the interest of Secured Party hereunder and Permitted Liens. “Permitted Liens” shall mean: (1) liens for taxes, fees, assessments, or other governmental charges or levies if such liens shall not at the time be delinquent or such liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves have been set aside on the books of Debtor, and a stay of enforcement of such lien is in effect; (2) liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s liens and other similar liens arising in the ordinary course of business if such liens secure payment of obligations not more than ten days past due or such liens are being contested in good faith by appropriate proceedings diligently pursued, adequate reserves shall have been set aside on the books of Debtor, and a stay of enforcement of such lien is in effect; and (3) those liens filed by Secured Party pursuant to the February Agreement (as hereinafter defined). No effective financing statement or other instrument covering all or any part of the personal property listed on Exhibit A is on file in any recording office except those in favor of Secured Party, and no other person (except any holder of a Permitted Lien) has a perfected security interest in all or any part of the Collateral by any other method. Debtor has provided to Secured Party a bill of sale or other evidence of Debtor’s ownership in form and substance satisfactory to Secured Party.

(c)     Debtor has full power and authority to grant a security interest in the Collateral to Secured Party for the uses and purposes set forth herein.

(d)     The Equipment is located at the various mines listed on Exhibit A, which mines are situated in Virginia and West Virginia. Debtor agrees the Equipment will not be removed from such locations without the prior written consent of Secured Party which consent will not be unreasonably withheld or delayed.

(e)     Debtor is a limited liability company duly organized and validly existing and in good standing under the laws of Delaware.

(f)     Debtor has the full power, authority and legal right to execute, deliver and perform this Agreement, the Note and any other documents and instruments contemplated by this Agreement or by the parties hereto to which Debtor is a party (the “Relevant Documents”). The execution, delivery and performance by Debtor of the Relevant Documents have been duly authorized by all necessary action on the part of Debtor and do not violate, or constitute a breach of its charter or other organizational or formation documents, any law, rule or regulation, or any indenture, contract or other instrument to which Debtor is a party or by which Debtor or its assets are bound or to which its business is subject. Upon their execution and delivery, this Agreement, the Note and the other Relevant Documents will constitute the legal and binding agreements of Debtor enforceable against Debtor in accordance with their respective terms, except to the extent enforcement is limited by State and Federal laws regarding bankruptcy, insolvency or debt reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights.

(g)     All information supplied and statements made by Debtor in any financial credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Agreement with respect to this transaction, are and shall be complete, true, and correct in all material respects as of the date submitted.

(h)     All sales, use, property or other taxes, licenses, tolls, inspection or other fees, bonds, permits or certificates which are required to be paid or obtained in connection with the acquisition by Debtor of the Equipment have been paid in full or obtained.

SECTION 6.     Certain Covenants of Debtor. Debtor agrees that:

(a)     Debtor shall not sell, assign or transfer its interest in any of the Collateral without the prior written consent of Secured Party, and Debtor shall not create or permit to exist any liens or claims against the Collateral other than the rights of Secured Party under this Agreement and the rights of any holder of a Permitted Lien. Debtor acknowledges and agrees that any assignment by Debtor of any of its rights in the Collateral not expressly consented to in writing by Secured Party shall materially impair the prospects of Debtor’s performance hereunder, and materially change the duty of Debtor to, and materially increase the burden or risk imposed on, Secured Party, and shall constitute a delegation by Debtor of its material obligations hereunder, notwithstanding any continued liability of Debtor therefor.

(b)     Secured Party may file, and Debtor hereby authorizes Secured Party to file, UCC financing statements, continuation statements and amendments thereto that describe the Collateral and contain any other information required for the sufficiency or filing office acceptance of any such financing statements, continuation statement or amendment. Debtor further agrees that, if necessary, any such financing statements, continuation statements or amendments may be signed or otherwise authenticated by Secured Party on behalf of Debtor and that, upon Secured Party’s request, Debtor will join with Secured Party in executing or otherwise authenticating such financing statements, security agreements or other instruments in form satisfactory to Secured Party. In the event for any reason the law of any jurisdiction becomes or is applicable to the Collateral or any part thereof, or to any Obligations owed to Secured Party, Debtor agrees to execute or otherwise authenticate and deliver all such instruments and to do all such other things as may be reasonably necessary or appropriate to preserve, protect, perfect and enforce the security interest and lien of Secured Party under the law of such jurisdiction to the extent such security interest would be perfected under the UCC as adopted in such jurisdiction and will pay all expenses of filing and releasing same in all public offices wherever filing is deemed necessary or desired by Secured Party.

(c)     Debtor will permit Secured Party, upon request by Secured Party, to visit and inspect the Equipment and to examine the maintenance and other records relating thereto, provided, that any such visit, inspection or examination shall be subject to Debtor’s reasonable security procedures for its premises.

(d)     Debtor will provide Secured Party with written notice of any change of Debtor’s name, form or jurisdiction of organization, location or the address of its chief executive office promptly (but in no event more than thirty (30) days) after such change is effected. Debtor shall execute all documents and instruments reasonably requested by Secured Party in order to maintain Secured Party’s perfected first priority security interest in the Collateral in connection therewith.

(e)     Debtor will keep the Collateral insured at all times against financial loss by damage, loss, theft, destruction, fire and/or other hazards in a company or companies reasonably satisfactory to Secured Party and in amounts and coverages sufficient to protect Secured Party, in its reasonable judgment, against loss or damage to the Collateral. Such policy or policies of insurance will be delivered to Secured Party, together with loss payable clauses in favor of Secured Party, its successors and/or assigns (“ISAOA”), as Secured Party’s, its successors’ and/or assigns’ interest may appear, in form reasonably satisfactory to Secured Party. Debtor will provide that at least thirty (30) days prior written notice of cancellation of any insurance be given to Secured Party by its insurers. If Debtor does not keep the Collateral insured and/or fails to supply Secured Party with evidence of such insurance naming Secured Party ISAOA, as “loss payee,” Secured Party shall have the right, in its sole discretion, to obtain insurance in amounts sufficient to fully protect its interests, without notifying Debtor. Debtor agrees that Secured Party shall have the right, in its sole discretion, to determine the manner in which Debtor shall reimburse Secured Party for the premium and other costs it incurs including, without limitation, (i) requiring payment of such amount in full upon demand; (ii) adding that amount directly to the principal balance of the Note and then either (A) reamortizing the then-outstanding balance over the remaining term of the Note or (B) including that amount with Debtor’s final scheduled payment on the Note. Debtor will pay interest on any amount added to the principal balance at the Default Rate (as that term is defined in Section 15(b) of this Agreement).

(f)     Debtor hereby: assigns to Secured Party all rights of Debtor to receive proceeds of insurance covering the Collateral (not to exceed the amounts secured hereby); directs any insurer to pay all such proceeds directly to Secured Party; and authorizes Secured Party to endorse any draft for such proceeds and such proceeds shall be applied as set forth below in this Section 6(f). Debtor bears the entire risk of loss, theft, damage or destruction of the Collateral in whole or in part from any reason whatsoever (“Casualty Loss”). No Casualty Loss to any Collateral shall relieve Debtor from the obligation to pay the amounts due under the Note or from any other obligation under this Agreement. Debtor agrees that if any item of Collateral suffers a Casualty Loss beyond repair, then Debtor shall, at its election (provided, that if an Event of Default then exists, Secured Party shall make this election), apply any insurance proceeds paid to Secured Party to either (i) the replacement of the affected item of Collateral with an item of the same make, model and age (or newer) and in similar or better condition than the replaced item immediately prior to it suffering such Casualty Loss, or (ii) the then-outstanding balance on the Note, without regard to whether an Event of Default has or has not occurred.

(g)     Debtor will file, or cause to be filed, all personal property tax returns relating to the Collateral as and when such returns are due. Debtor will also pay, or cause to be paid, promptly when due, all taxes, assessments and governmental charges upon or against Debtor, the Collateral or the property or operations of Debtor, in each case before same becomes delinquent and before penalties accrue thereon, unless and to the extent that same are being contested in good faith by appropriate proceedings. At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time placed on the Collateral and may pay for maintenance and preservation of the Collateral, all at Debtor’s expense.

(h)     Debtor will keep the Equipment in good condition and repair, reasonable wear and tear alone excepted.’ Debtor will (i) use the personal property in carrying on its business in substantially the same manner as is now being conducted; and (ii) not waste or destroy the Equipment.

(i)     Debtor will, in the event of appropriation or taking of all or any part of the Collateral, give Secured Party prompt written notice thereof. Secured Party shall be entitled to receive directly, and Debtor shall promptly pay, or cause to be paid, over to Secured Party, any awards or other amounts payable with respect to such condemnation, requisition or other taking and in its sole discretion may apply the proceeds as it deems best without regard to whether an Event of Default has or has not occurred.

(j)     Debtor, at its cost, will defend the Collateral against all claims and demands of all persons at any time claiming the same or an interest therein.

SECTION 7.     Secured Party Appointed as Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party or its designee as Debtor’s attorney in fact, with full authority in the place and stead of Debtor, from time to time in Secured Party’s discretion, upon, during and after an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, without notice to or assent from Debtor, including without limitation: (a) to perfect and continue to perfect the security interests created by this Agreement; (b) to ask, demand, collect or sue for, recover, compound, receive and give acquittance in receipts for any monies due or become due under or in respect of any Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with the Collateral; and (d) to file any claims or take any action or institute any proceeding which Secured Party may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Secured Party in the Collateral.

SECTION 8.     Loan Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) by Debtor under this Agreement:

(a)     Debtor or any guarantor of Debtor (individually or collectively, the “Guarantor”) shall fail to make or cause to be made any payment of principal, interest or any other amount payable under the Note or this Agreement as and when any such payment becomes due;

(b)     Debtor (1) attempts to remove, sell, encumber, assign or sublease or fails to insure any of the Equipment as required under this Agreement or abandons the Equipment, (2) or within 5 days of Secured Party’s written demand, fails to deliver to Secured Party any documents required of it under this Agreement;

(c)     Debtor shall fail to observe or perform any of the covenants, terms or conditions of the Note or this Agreement (except payment terms), in each case, within thirty (30) days of Debtor’s first knowledge of facts that would inform Debtor of such failure; provided, however, that if the obligation to be performed by Debtor is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured (i) if Debtor commences such performance within such thirty-day period and thereafter diligently completes the same within 60 days of its first knowledge of such failure, (ii) the Collateral is not subject to a material risk of loss and (iii) Secured Party’s rights and remedies under this Agreement are not adversely affected thereby;

(d)     Any representation or warranty made by Debtor to Secured Party pursuant to this Agreement or by Guarantor in any guaranty or in any document furnished in connection with either (including, without limitation, any financial statement) shall have been false or misleading in any material respect when made or delivered, as the case may be;

(e)     Guarantor is in default of any obligation under the applicable guaranty beyond any applicable grace period or repudiates its obligations thereunder;

(f)     The uninsured Casualty Loss of any of the Equipment and Debtor’s failure to perform its obligations as a result of any such Casualty Loss as set forth in Section 6(f) of this Agreement; or

(g)     Debtor or Guarantor: (i) ceases doing business as a going concern; (ii) sells all or a material portion of its assets or more than 50% of Debtor’s voting control is transferred to another entity or person, in either case in one or more related transactions (without regard to the amount of time between any two such transactions or the relationship between the transferring entity and the entity to which such interests or assets are transferred); (iii) makes an assignment for the benefit of creditors; (iv) admits in writing its inability to pay its debts as they become due; (v) files a voluntary petition in bankruptcy; (vi) is adjudicated a bankrupt or an insolvent; (vii) files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting or failing to deny the material allegations of a petition filed against it in any such proceeding; (viii) defaults under any material credit agreement for a period of ten (10) days beyond any applicable grace period in such credit agreement (provided, that a credit agreement is deemed material if it provides for a payment obligation of $250,000 or more); (ix) in Secured Party’s reasonable opinion, has suffered a material adverse change in its financial condition or business operations; or (x) consents to or acquiesces in the appointment of a trustee, receiver, or liquidator for it or of all or any substantial part of its assets or properties, or if it or its trustee, receiver, liquidator or shareholders shall take any action to effect its dissolution or liquidation;

(h)     If within sixty (60) days after the commencement of any proceedings against Debtor or Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment (with or without Debtor’s or Guarantor’s consent) of any trustee, receiver or liquidator of it or all of or any substantial part of its respective assets and properties, such appointment shall not be vacated; or

(i)     Debtor is in default in the payment or performance of any obligation under any other agreement with Secured Party beyond any applicable grace period.

SECTION 9.     Remedies. If an Event of Default shall occur, at the election of Secured Party, all Obligations shall become immediately due and payable without notice or demand. In addition, Secured Party is hereby authorized, at its election, after an Event of Default without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale, and Secured Party may also exercise any and all other rights and remedies of a secured party under the UCC or which are otherwise accorded to it in equity or at law, all as Secured Party may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral. If notice of a sale or other action by Secured Party is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Debtor agrees that ten (10) days’ written notice to Debtor shall be sufficient notice; and that to the extent permitted by law, Secured Party, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations. Any sale (public or private) shall be without warranty and free from any right of redemption, which Debtor shall waive and release after default upon Secured Party’s request therefor, and may be free of any warranties as to the Collateral if Secured Party shall so decide. No purchaser at any sale (public or private) shall be responsible for the application of the purchase money. Any balance of the net proceeds of sale remaining after paying all Obligations of Debtor to Secured Party shall be returned to such other party as may be legally entitled thereto, and if there is a deficiency, Debtor shall be responsible for the same, with interest at the Default Rate. Upon demand by Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Debtor hereby acknowledges that Secured Party has extended credit and other financial accommodations to Debtor upon reliance of Debtor’s granting Secured Party the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default, and Debtor hereby acknowledges that Secured Party is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the UCC and Debtor hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Secured Party. Debtor agrees to pay and to save harmless and indemnify Secured Party against any reasonable out-of-pocket attorneys’ fees, expenses, and court costs incurred by Secured Party in the enforcement of this Agreement.

Secured Party shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Debtor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

The remedies of Secured Party hereunder are cumulative and the exercise of any one or more the remedies provided for herein or under the UCC or other applicable law shall not be construed as a waiver of any of the other remedies of Secured Party so long as any part of Debtor’s Obligations secured hereby remains unsatisfied.

To the extent permitted by applicable law, Debtor waives all claims, damages and demands against Secured Party arising out of the repossession, retention, sale or disposition of the Collateral. To the full extent provided by law, Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled under the Note and this Agreement.

SECTION 10.     Discharge of Lien of this Agreement. Secured Party agrees that if Debtor shall pay the outstanding balance plus accrued interest on the Note and all other Obligations payable hereunder to Secured Party, then this Security Agreement shall be of no further force and effect, and Secured Party shall execute and deliver to Debtor an appropriate instrument evidencing the release of the Collateral from the lien of this Agreement.

SECTION 11.     Extensions and Compromises. With respect to any Collateral or any Obligations, Debtor assents to all extensions or postponements to the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the release of any party primarily or secondarily liable, to the acceptance of partial payment thereon or to the settlement or compromise thereof, all in such matter and such time or times as Secured Party may deem advisable. No forbearance in exercising any right or remedy on any one or more occasions shall operate as a waiver thereof on any future occasion; and no single or partial exercise of any right or remedy shall preclude any other exercise thereof or the exercise of any other right or remedy.

SECTION 12.     Indemnity and Expenses.

(a)     Debtor agrees to indemnify Secured Party from any and all claims, losses and liabilities growing out of or resulting from its breach of any representation, warranty or covenant contained in this Agreement or Debtor’s use of the Collateral; provided, that Debtor will not indemnify Secured Party under this section for claims, losses or liabilities caused primarily by the gross negligence or willful misconduct of Secured Party.

(b)     Debtor will upon demand pay or reimburse Secured Party, as the case may be, the amount of any and all reasonable out-of-pocket expenses, including reasonable out-of-pocket fees and disbursements of counsel, experts and agents, which Secured Party may incur in connection with: (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collections from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of Secured Party hereunder; or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Upon Debtor’s failure to promptly pay any such amount, Secured Party may add such amount to the principal amount owed on any Obligation and charge interest on the same at the Default Rate as defined in Section 15(b) of this Agreement.

(c)     Debtor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Secured Party from any and all claims, orders, demands, causes of action, proceedings, judgments, or suits and all liabilities, losses, costs or expenses (including, without limitation, technical consultant fees, court costs, expenses paid to third parties and reasonable legal fees) and damages arising out of, or as a result of: (i) any release, discharge, deposit, dump, spill, leak or placement of any Hazardous Material into or on any Collateral or property owned, leased, rented or used by Debtor (the “Property”) at any time; (ii) any contamination of the soil or ground water of the Property or damage to the environment and natural resources of the Property or the result of actions whether arising under any Hazardous Materials Law, or common law; or (iii) any toxic, explosive or otherwise dangerous Hazardous Materials which have been buried beneath or concealed within the Property; provided, that Debtor will not indemnify Secured Party under this section for claims, losses, liabilities, costs, expenses and actions caused primarily by the gross negligence or willful misconduct of Secured Party.

(d)     The indemnities set forth in this paragraph shall survive termination of this Agreement and shall be effective for the full dollar amount of any such cost, expense, damage and liability, regardless of the actual dollar amount of any Obligation(s).

SECTION 13.     Security Deposit. For the purpose of securing the payment and performance by Debtor of all Obligations due under (a) the Note and this Agreement and (b) the Loan and Security Agreement dated February 23, 2018 (the “February Agreement”) and the related promissory note of even date in the original principal amount of Six Million Dollars ($6,000,000), Debtor has provided Secured Party a security deposit in the amount of Fifty Thousand Dollars ($50,000.00). Such security deposit may be commingled by Secured Party with its other funds without any interest payable to Debtor. Upon an Event of Default by Debtor under either this Agreement or the February Agreement, Secured Party may, but shall not be obligated to, apply such security deposit to the Obligations of Debtor, in which event Debtor shall promptly restore the amount thereof upon demand. Upon payment of the outstanding balance plus accrued interest on the Note and all other amounts payable under this Agreement to Secured Party, and within thirty (30) days of Debtor’s demand therefor, Secured Party shall, at the end of the term of the Note, return to Debtor the balance of any such security deposit. Debtor agrees that, in the event of Debtor’s bankruptcy, Secured Party shall be entitled to set off and retain any amount of the security deposit against any and all amounts due to Secured Party from Debtor, whether such amounts are classified as “prepetition” or “post petition” liabilities and whether or not the same are entitled to priority. Debtor and Secured Party acknowledge and agree that on the Effective Date, Debtor has paid One Million Dollars ($1,000,000.00) as principal repayment of the Obligations owing under the February Agreement.

SECTION 14.     Financial Statements. During the term of this Agreement, Debtor will provide Secured Party with (i) the annual audited financial statements of Guarantor within 120 days after the close of Guarantor’s fiscal year and (ii) the quarterly financial statements of Guarantor within 60 days after the close of each of its first three fiscal quarters. The financial statements furnished to Secured Party by Debtor present fairly the financial condition and results of operations of Guarantor and its affiliated companies, if any, as of the date of such financial statements, and that since the date of such statements, there have been no changes in the assets, liabilities or condition (financial or otherwise) which, in Secured Party’s or its assignee’s sole discretion, are deemed to be materially adverse. If at any time during the term hereof there is a change in the landlord or the mortgagee of any Equipment Location, or if there is a replacement of the lender or secured party under any material credit agreement from which Secured Party has received a subordination or lien waiver, then Debtor will notify Secured Party of such changes fifteen (15) days prior to such changes coming into effect and will provide to Secured Party new subordination or waiver agreements from such replacement parties in form and substance reasonably satisfactory to Secured Party. Debtor shall also provide Secured Party with such other statements concerning the financial position of Debtor and Guarantor, if any, and the Equipment as Secured Party may from time to time reasonably request. Notwithstanding the foregoing provisions of the first sentence of this Section 14, the timely filing of quarterly financial results by Ramaco Resources, Inc. on Forms 10-Q or 10-K published in the EDGAR system maintained by the U.S. Securities and Exchange Commission shall constitute compliance with the first sentence of this Section 14, so long as Ramaco Resources, Inc. remains a public company.

SECTION 15.     Miscellaneous.

(a)     Debtor agrees to pay a late charge of two and one-half percent (2.5%) of the amount of (i) each installment of principal and/or interest under this Note which is not paid when due and (ii) any other payments due Secured Party under this Agreement which are not paid when due. All late charges and interest on overdue payments which may from time to time be owing under the terms of this Agreement or the Note are payable on demand.

(b)     Upon the occurrence and during the continuation of any default in the payment of principal or interest under the Note, including, without limitation, the period from the date Secured Party declares an Event of Default and such amount becomes due and payable until the date payment is made to Secured Party, or any other Event of Default under the Note or this Agreement, interest shall thereafter (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) be payable at the rate of the sum of (i) LIBOR plus (ii) eight and nine tenths percent (8.9%) per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate (the “Default Rate”), even if a judgment has been obtained against Debtor. Debtor shall pay to Secured Party on demand interest at the Default Rate on any unpaid amount for the period elapsed from the date such amount becomes due and payable until the date it is paid.

(c)     All payments under the Note shall be made without setoff or counterclaim and free and clear of, and without deduction for, any present or future withholding or other taxes or duties, including stamp duties, or other charges of any nature imposed on such payments by or on behalf of any government or any political subdivision or agency thereof or therein. If any such taxes, duties or charges are so levied or imposed on such payment, Debtor will make or cause to be made additional payments of such amounts as may be necessary so that the net amount received by Secured Party, after deduction for or on account of all such taxes, duties or charges, will be equal to the amount provided for in the Note.

(d)     INTENTIONALLY OMITTED.

(e)     This Agreement shall bind the permitted assigns and successors in interest of Debtor and shall inure to the benefit of the successors and assigns of Secured Party. Debtor acknowledges and understands that Secured Party may assign to a successor, financing lender and/or purchaser (the “Assignee”), all or any part of Secured Party’s right, title and interest in and to this Agreement, the Collateral, and the Note and Debtor hereby consents to such assignment(s). Upon receipt of notice of any such transfer or assignment and instructions from Secured Party, Debtor shall, if so instructed, pay and perform its obligations under the Note to Assignee, and shall not assign this Agreement or the Note without the prior written consent of Assignee. Debtor shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.

(f)     THIS AGREEMENT, THE NOTE AND ALL RELEVANT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE OF OHIO AND/OR FEDERAL COURTS IN THE STATE OF OHIO. SECURED PARTY AND DEBTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN SECURED PARTY AND DEBTOR. EACH OF THE PARTIES ALSO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT IN THE STATE OF OHIO. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Debtor warrants and represents that it has reviewed the above waivers with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(g)     No single or partial exercise of any right by Secured Party or Debtor shall preclude any other or future exercise thereof or the exercise of any other right. No modification or waiver of or with respect to this Agreement or the Note or consent to any departure by Debtor or Secured Party from any terms and conditions hereof or thereof shall be effective unless in writing and signed by the applicable party, and any such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(h)     All notices to be made hereunder shall be in writing and shall be delivered in person or sent by: (i) certified mail, return, receipt requested; (ii) courier service; or (iii) via fax, with verification of receipt, and (a) if to Debtor, addressed to Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507, fax number: (866) 519-5232, Attention: Randall W. Atkins, with a copy to the attorneys for Debtor at Steptoe & Johnson, PLLC, Chase Tower, 17th Floor, P.O. Box 1588, Charleston, West Virginia 25326, fax number: (304) 353-8180, Attention: Roger L. Nicholson; and (b) if to Secured Party, addressed to Maxus Capital Group, LLC, 959 W. St. Clair Ave., Suite 200, Cleveland, Ohio 44113-1298, fax number: (866) 519-2401, Attention: Senior Vice President and General Counsel. Either party hereto may change the address to which notice to such party shall be sent by giving written notice of such change to the other party to this Agreement. All notices shall be deemed to have been given when received by Debtor or Secured Party, as appropriate.

(i)     All amounts to be paid to Secured Party for scheduled payments of principal and interest under the Note are to be paid by ACH generated by Secured Party.

(j)     The provisions of this Agreement are severable and if any clause or provision shall be invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision in such jurisdiction and shall not affect any other clause or provision in such jurisdiction or any clause or provision in any other jurisdiction, and, in such case, the parties hereto agree to substitute in such jurisdiction for the affected clause or provision such other clause or provision, permitted under applicable law, as would most closely confer on the parties hereto the benefits intended by this Agreement.

(k)     All exhibits to this Agreement are incorporated herein by reference and made a part of this Agreement as if set out in full herein. This Agreement and the Note constitute the entire agreement of Debtor and Secured Party with respect to the subject matter hereof. All prior agreements or understandings of the parties, whether written or oral, regarding such subject matter of this Agreement are hereby superseded.

(l)     The section headings are included for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

(m)     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(n)     The parties agree to execute and deliver such additional documents and to take such other and further actions as may be required to fully carry out the transactions contemplated by this Agreement and to perfect the security interests granted by Debtor to Secured Party.

SECTION 16.     Closing Conditions.

16.1     Closing: Subject to the terms and conditions set forth herein, on the Effective Date (the “Closing”), Secured Party shall lend to Debtor the sum of Seven Million and no/100 Dollars ($7,000,000.00) in immediately available funds via wire transfer to Debtor’s account. Debtor shall furnish Secured Party with wiring instructions under separate cover. The Closing shall take place concurrently with the execution and delivery of this Agreement at the offices of Secured Party, such date and time of closing being herein referred to as the “Closing Date”; provided, however, that the Closing will be deemed to be effective as of 5:00 p.m. local time (the “Effective Time”); provided, further, that the parties shall use their reasonable best efforts to complete the Closing through electronic means of communication to avoid the necessity of a physical Closing. All proceedings to be taken and all documents to be executed and delivered by all parties hereto at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

16.2     Deliveries at the Closing:

(a)     Debtor’s Deliveries. On the Effective Date, Debtor shall deliver, or cause to be delivered, to Secured Party:

(i)     the fully executed Loan and Security Agreement;

(ii)     the fully executed Note;

(iii)     the fully executed Corporate Guaranty of Ramaco Resources, Inc.;

(iv)     a certificate of the authorized manager of Debtor, dated as of the Effective Date, in form and substance reasonably satisfactory to Secured Party, certifying as to: any resolutions of the Board of Managers (or other authorizing body) (or a duly authorized committee thereof) of Debtor relating to this Agreement and the transactions contemplated hereby:

(v)     INTENTIONALLY OMITTED;

(vi)     INTENTIONALLY OMITTED;

(vii)     INTENTIONALLY OMITTED;

(viii)     an executed General Certificate of Incumbency for Debtor;

(ix)     an executed General Certificate of Incumbency for Ramaco Resources, Inc.;

(x)     INTENTIONALLY OMITTED;

(xi)     ACH authorization for scheduled payments of principal and interest under the Note executed by Debtor;

(xii)     INTENTIONALLY OMITTED;

(xiii)     INTENTIONALLY OMITTED;

(xiv)     INTENTIONALLY OMITTED;

(xv)     a loan origination fee of $165,000.00;

(xvi)     reimbursement of expenses incurred by Secured Party for its UCC search and recording fees and a loan documentation fee, in the aggregate amount of $6,100.001

(xvii)     reimbursement of legal expenses incurred by Secured Party of $TBD __________________; and,

(xviii)     such other documents and instruments as may be reasonably requested by Secured Party in order to consummate the transaction described in this Agreement.

(b)     Secured Party’s Deliveries. On the Effective Date, Secured Party shall deliver, or cause to be delivered, to Debtor or to its order:

(i)     A counterpart of the fully executed Loan and Security Agreement;

(ii)     The loan proceeds of Seven Million and no/100 Dollars ($7,000,000.00); and

(iii)     such other documents and instruments as may be reasonably requested by Debtor in order to consummate the transaction described in this Agreement.

[The next page is the signature page of this Agreement.]

IN WITNESS WHEREOF, each of Debtor and Secured Party has signed this Loan and Security Agreement as of the date first written above.

“Debtor”

RAMACO RESOURCES, LLC

By: /s/ Michael D. Bauersachs

Name: Michael D. Bauersachs

Its: President

Date: June 7, 2018

“Secured Party”

MAXUS CAPITAL GROUP, LLC

By: /s/ Anthony N. Granata

Name: Anthony Granata

Its: Vice President

Date: June 11, 2018